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                                                                      EXHIBIT 21


Direct and indirect subsidiaries of Independent Energy Holdings PLC

Name                                        Ownership
----                                        ---------
Independent Energy UK Limited                  100%
Independent Energy Generation Limited          100%
Independent Energy North Sea Limited           100%
Independent Energy Resources Limited           100%
Independent Energy Limited                     100%
Independent Energy Services Limited            100%
Independent Energy Special Purposes Limited    100%
Independent Energy (Pye Bridge) Limited        100% owned by Independent
                                                    Energy Generation Limited
Haven Energy Limited                            50% owned by Independent
                                                    Energy Generation Limited
